EXHIBIT 99.1

AGREEMENT
This Agreement, dated October 7, 2014 (this “Agreement”), is by and between Casablanca Capital LP (“Casablanca”) and Cliffs Natural Resources Inc. (the “Company”) (each of the Company and Casablanca, a “Party” to this Agreement, and collectively, the “Parties”).
RECITALS
WHEREAS, Casablanca and its Affiliates (as defined in Section 1 below) are deemed to beneficially own common shares, par value $0.125 per share, of the Company (the “Common Shares”) totaling, in the aggregate, 7,913,720 Common Shares, representing approximately 5.2% of the Company’s issued and outstanding Common Shares;
WHEREAS, Casablanca previously nominated six (6) directors to the Board of Directors (the “Board”) of the Company in connection with its efforts to maximize the value of the Company;
WHEREAS, the Company’s shareholders supported Casablanca’s efforts on behalf of the Company by electing all six (6) nominees to the Board at the Company’s 2014 annual meeting of shareholders;
WHEREAS, in connection with Casablanca’s proxy solicitation efforts, Casablanca incurred certain out-of-pocket costs and expenses, which costs and expenses have been reviewed and discussed by the Audit Committee of the Board and the Board;
WHEREAS, Casablanca has requested that the Company reimburse Casablanca’s costs and expenses in recognition of the efforts undertaken by Casablanca on behalf of the Company and the Company’s shareholders; and
WHEREAS, in return for the reimbursement of its out-of-pocket costs and expenses, Casablanca has agreed to enter into this Agreement and comply with the obligations and restrictions set forth herein and therein.
NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Standstill. During the period beginning on the date of this Agreement and ending on the earlier of (x) the day following the Company’s 2016 annual meeting (including any adjournment or postponement or any special meeting held in lieu thereof) or (y) 14 days after the Company receives notice from Casablanca of a material breach by the Company of any obligation under this Agreement which has not been cured; provided that, if such material breach cannot be cured, the date on which the Company receives such notice (the date on which such periods ends, the “Termination Date”), Casablanca shall not, directly or indirectly, and Casablanca shall cause each Affiliate of Casablanca not to, directly or indirectly (it being understood and agreed that the following restrictions shall not apply to Mr. Douglas Taylor acting solely in his capacity as a director of the Company consistent with his fiduciary duties to the Company):

(a)
solicit proxies or written consents of shareholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities (as defined below), or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in or assist any person or entity not a party to this Agreement (a “Third Party”) in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities;

(b)
encourage, advise or influence any other person or assist any Third Party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (binding or non-binding);

(c)
form or join in a partnership, limited partnership, syndicate or other group, including a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities (for the avoidance of doubt, excluding any group composed solely of Casablanca and its Affiliates) or otherwise support or participate in any effort by a Third Party with respect to the matters set forth in clauses (a) or (f) herein;

(d)
present at any annual meeting or any special meeting of the Company’s shareholders or through action by written consent any proposal for consideration for action by shareholders or seek the removal of any member of the Board or propose any nominee for election to the Board or seek representation on the Board, except as set forth in this Agreement;

(e)
grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of shareholders) or deposit any Voting Securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to any annual meeting except as provided in Section 2 below, special meeting of shareholders or action by written consent (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

(f)	make any request for stocklist materials or other books and records of the Company whether pursuant to Chapter 1701.37 of the Ohio Revised Code (the Ohio General Corporation Law) or otherwise;

(g)
without the prior approval of the Board, separately or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly, privately or to the Company) or participate in, effect or seek to effect, any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination involving the Company or a material amount of the assets or businesses of the Company (collectively, an “Extraordinary Transaction”) or encourage, initiate or support any other Third Party in any such activity; provided, that Casablanca may participate in any tender offer or exchange offer by a Third Party, or a combination thereof, and may vote the Voting Securities beneficially owned by Casablanca, in its sole discretion, in respect of any Extraordinary Transaction;

(h)	purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of more than 20% of the Voting Securities;

(i)	enter into any negotiations, agreements, arrangements or understandings with any Third Party with respect to the matters set forth in this Section 1; or

(j)
request, directly or indirectly, any amendment or waiver of the foregoing, other than through non-public communications with the officers and directors of the Company that do not trigger any public disclosure obligations on the part of the Company or Casablanca.

As used in this Agreement, the term “Voting Securities” shall mean the Common Shares, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Shares or other securities, whether or not subject to the passage of time or other contingencies.
As used in this Agreement, the term “Beneficial Ownership” of “Voting Securities” means ownership of: (i) Voting Securities, (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) and (iii) any other economic exposure to Voting Securities, including through any derivative transaction that gives any such person or any of such person’s Affiliates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of Voting Securities, or (z) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Voting Securities. For purposes of this Section, no Person shall be, or be deemed to be, the “Beneficial Owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company.

As used in this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

2.
Shareholders Meetings. Until the Termination Date, Casablanca shall, and shall cause each of its Affiliates to, cause all Voting Securities owned by them, directly or indirectly, whether owned of record or Beneficially Owned, as of the record date for any annual or special meeting of shareholders or in connection with any solicitation of shareholder action by written consent (each a “Shareholders Meeting”) prior to the Termination Date, in each case that are entitled to be voted at any such Shareholders Meeting, to be present for quorum purposes and to be voted, at all such Shareholders Meetings or at any adjournments or postponements thereof, (i) for all directors nominated by the Board for election at such Shareholders Meeting and (ii) in accordance with the recommendation of the Board on any other proposals or other business that comes before any Shareholder Meeting (other than a proposal relating to an Extraordinary Transaction).

3.
Reimbursement of Expenses. The Company shall reimburse Casablanca for all reasonable, documented out-of-pocket costs, fees and expenses incurred and paid by Casablanca in connection with its proxy solicitation at the Company’s 2014 annual meeting of shareholders. In no event shall the costs, fees and expenses to be paid or reimbursed by the Company pursuant to this Section 3 exceed $2,550,000. Such amount shall be payable by the Company within ten (10) business days following the date of this Agreement. Except as provided in this Section 3, neither the Company, on the one hand, nor Casablanca, on the other hand, will be responsible for any costs, fees or expenses of the other in connection with this Agreement.

4.
Non-Disparagement. Each Party agrees that it will not, and will cause its Affiliates, directors, officers and employees not to, and will direct its agents, representatives, attorneys and advisors not to, directly or indirectly, in any manner, alone or in concert with others, make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or disparages, the other Party, its officers, directors or employees or any person who has served as an officer, director or employee of the other Party, on or following the date hereof in any public communication, in any communication that would reasonably be expected to enter the public domain or to any other shareholder of the other Party. The foregoing shall not prevent the making of any factual statement in the event that any Party or any of its agents, representatives, attorneys, advisors, Affiliates, directors, officers or employees are required by applicable subpoena, legal process or other legal requirement.

5.	General Release.

(a)
Casablanca on behalf of itself and for all of its past and present affiliated, associated, related, parent and subsidiary entities, joint ventures and partnerships, successors, assigns, and the respective owners, officers, directors, partners, members, managers, principals, parents, subsidiaries, predecessor entities, agents, representatives, employees, shareholders, advisors, consultants, attorneys, heirs, executors, administrators, successors and assigns of any said person or entity, security holders of any said person or entity, and any other person claiming (now or in the future) through or on behalf of any of said persons or entities (collectively “Released Persons”), irrevocably and unconditionally releases, settles, acquits and forever discharges the Company and all of its Released Persons, from any and all causes of action, claims, actions, rights, judgments, obligations, damages, amounts, demands, losses, controversies, contentions, complaints, promises, accountings, bonds, bills, debts, dues, sums of money, expenses, specialties and fees and costs (whether direct, indirect or consequential, incidental or otherwise including, without limitation, attorney’s fees or court costs, of whatever nature) incurred in connection therewith of any kind whatsoever, whether known or unknown, suspected or unsuspected, in their own right, representatively, derivatively or in any other capacity, in law or in equity or liabilities of whatever kind or character, arising under federal, state, foreign, or common law or the laws of any other relevant jurisdiction (collectively, the “Claims”), based on any event, fact, act, omission, or failure to act by the Company or any of the Company’s Released Persons, whether known or unknown, occurring or existing prior to the execution of this Agreement; provided, however, this release and waiver of Claims shall not include Claims to enforce the terms of this Agreement; provided, further, that this waiver and release of Claims shall not prohibit Casablanca’s receipt of proceeds in any class action lawsuit initiated by a person unaffiliated with Casablanca on the same basis as the Company’s other non-initiating stockholders within such class.

(b)
The Company on behalf of itself and for all of its Released Persons irrevocably and unconditionally releases, settles, acquits and forever discharges Casablanca and all of Casablanca's Released Persons from any and all Claims based on any event, fact, act, omission, or failure to act by Casablanca or any of Casablanca’s Released Persons, whether known or unknown, occurring or existing prior to the execution of this Agreement; provided, however, this release and waiver of Claims shall not include Claims to enforce the terms of this Agreement.

(c)
The Parties acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know, anticipate or believe to be true related to or concerning the Claims. Each of the Parties knows that such presently unknown or unappreciated facts could materially affect the claims or defenses of a Party or Parties. It is nonetheless the intent of the Parties to give a full, complete and final release and discharge of the Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases with regard to the Claims notwithstanding the discovery or existence of any such additional or different claim or fact. To that end, with respect to the Claims only, each Party expressly waives and relinquishes any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party might have affected its settlement. The Parties acknowledge and agree that the inclusion of this Section 5 was separately bargained for and is a material term of this Agreement.

6.
Power and Authority of the Company. The Company represents and warrants to Casablanca that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any agreement to which the Company is a party or by which it is bound.

7.
Power and Authority of Casablanca. Casablanca represents and warrants to the Company that (a) Casablanca has the power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly authorized, executed and delivered by Casablanca, constitutes a valid and binding obligation of Casablanca, and is enforceable against Casablanca in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement by Casablanca does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to Casablanca, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any agreement to which Casablanca is a party or by which it is bound and (d) (i) Casablanca Beneficially Owns in the aggregate 7,913,720 Common Shares, (ii) except for such ownership, Casablanca does not have, individually or in the aggregate with its Affiliates, any other Beneficial Ownership of any Voting Securities and (iii) Casablanca, collectively with its Affiliates, has a Net Long Position (as defined below) of 7,913,720 Common Shares.

The term “Net Long Position” shall mean such Common Shares Beneficially Owned by a person, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis; provided, that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote.

8.	Termination. Each Party’s obligations under this Agreement will terminate at 12:00 a.m., Eastern time, on the Termination Date.

9.
Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

10.
Specific Performance. Each Party acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages are not an adequate remedy for such a breach. It is accordingly agreed that each Party will be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof. The Parties hereby acknowledge that it is their intent to expedite the resolution of any dispute, controversy or claim hereunder and that neither Party shall oppose any motion for any expedited discovery or expedited hearing in connection with any alleged breach of this Agreement. This Section 10 is not the exclusive remedy for any violation of this Agreement.

11.
Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

12.	Successors and Assigns. This Agreement shall not be assignable by any of the Parties to this Agreement. This Agreement, however, shall be binding on successors of the Parties.

13.
Amendments. Neither this Agreement nor any term herein may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended by a writing signed by the Parties, and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the Party against whom such waiver is to be asserted.

14.
Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed validly given, made or served, if (a) given by facsimile, when such facsimile is transmitted to the facsimile number set forth below and the appropriate confirmation is received or (b) if given by U.S. mail, overnight courier delivery service or electronic mail, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	Cliffs Natural Resources Inc. 200 Public Square, Suite 3300 Cleveland, OH 44114 Attention: James Graham Facsimile: 216-694-6509 Email: james.graham@cliffsnr.com with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Attention: R. Ronald Hopkinson
Facsimile: 212-504-6666
Email: ron.hopkinson@cwt.com

if to Casablanca:	c/o Casablanca Capital LP 450 Park Avenue, Suite 1403 New York, NY 10022 Attention: Gregory Donat Facsimile: 212-403-2000 Email: donat@casablancacapital.com with a copy (which shall not constitute notice) to: Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attention: David Rosewater Facsimile: 212-593-5955 Email: David.Rosewater@srz.com

15.
Applicable Law. This Letter Agreement will be governed by and enforced in accordance with the laws of the State of Ohio without reference to conflicts of laws principles. Each of the Parties hereto irrevocably agrees that any legal action or proceeding regarding or relating to this Agreement will be brought exclusively in the state courts located in Cuyahoga County, Ohio and any state appellate court therefrom within the State of Ohio (or if any state court declines to accept jurisdiction over a particular matter, the United States District Court for the Northern District of Ohio). Each of the Parties irrevocably waives the right to trial by jury in any such action or proceeding. Each of the Parties hereto hereby irrevocably submits to the personal jurisdiction of the aforesaid courts, and irrevocably waives any argument that such courts are an inconvenient or improper forum.

16.	Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof.
[Signature Page Follows]

If the terms of this Agreement are in accordance with your understanding, please sign below and this Agreement will constitute a binding agreement among us.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ C. Lourenco Goncalves
	Name:	C. Lourenco Goncalves
	Title:	Chairman, President and Chief Executive Officer

Acknowledged and agreed to as of the date first written above:

CASABLANCA CAPITAL LP

By: Casablanca Capital GP, LLC, its General Partner
By:	/s/ Gregory S. Donat
	Name:	Gregory S. Donat
	Title:	Partner